CUSTODY, PLEDGE AND SECURITY AGREEMENT


     CUSTODY, PLEDGE AND SECURITY AGREEMENT dated as of August 1, 1997 is entered into among ADVANCED AERODYNAMICS AND STRUCTURES, INC., a limited partnership organized under the laws of the State of Delaware (the "Company'), THE SUMITOMO BANK, LIMITED, a banking corporation organized under the laws of Japan, acting through its Los Angeles Branch ("Sumitomo"), and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, as custodian (the "Custodian"), pursuant to the Reimbursement Agreement dated as of August 1, 1997 between the Company and Sumitomo (hereinafter, as the same may from time to time be amended or supplemented, called the "Reimbursement Agreement"):

                                    RECITALS


     1. On August 5, 1997, the California Economic Development Financing Authority (the "Issuer") issued its Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (Advanced Aerodynamics and Structures, Inc. Project) (the "Bonds") pursuant to an Indenture of Trust dated as of August 1, 1997 (as amended or supplemented from time to time, the "Indenture") between the Issuer and First Trust of California, National Association, as trustee (together with any successor trustee under the Indenture, the "Trustee").

     2. The Indenture requires that the Bonds be purchased from the owners thereof on the dates on which the Bonds are subject to optional or mandatory tender pursuant to Sections 4.06 and 4.07 of the Indenture (any such date is referred to herein as the "Tender Date") under the circumstances set forth in the Indenture.

     3. The Company has agreed to enter into the Reimbursement Agreement and thereby cause Sumitomo to issue its transferable irrevocable direct pay letter of credit (the "Letter of Credit") which may be drawn upon, inter alia, to pay the purchase price of Bonds which are subject to optional or mandatory tender on such Tender Dates.

     4. Bonds tendered or deemed to have been tendered pursuant to the Indenture which are purchased by a draw on the Letter of Credit will be registered in the name of Sumitomo or its nominee pursuant to this Pledge Agreement unless Sumitomo directs otherwise.

     5. It is a condition precedent to Sumitomo's delivery of the Letter of Credit that the Company enter into this Custody, Pledge and Security Agreement (as amended or supplemented from time to time, this "Pledge Agreement") with Sumitomo and the Custodian.

     6. First Trust of California, National Association has been appointed as the Trustee under the Indenture and has also agreed to act as a custodian under this Pledge Agreement.


     NOW, THEREFORE, in consideration of the premises and in order to induce Sumitomo to

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enter into the Reimbursement Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Reimbursement Agreement or the indenture shall have such defined meanings when used herein.

     2. Pledge. The Company hereby pledges, assigns, hypothecates, transfers and delivers to Sumitomo all its right, title and interest in and to all Bonds, as the same may be from time to time delivered to the Trustee by the owners thereof, that may be purchased with funds drawn under the Letter of Credit (the "Pledged Bonds"), and hereby grants to Sumitomo a first lien on, and security interest in, all rights, title and interest of the Company in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts due to Sumitomo under the Reimbursement Agreement and the performance of all other obligations of the Company under the Reimbursement Agreement and the other Credit Documents (all of the foregoing being hereinafter called the "Obligations").

     3. Custody and Registration of Bonds: Fees of Custodian.

          (a) Sumitomo hereby designates and appoints the Custodian as its agent and bailee to perfect Sumitomo's pledge, assignment and security interest in the Pledged Bonds and to serve in accordance with the terms and conditions of this Pledge Agreement as custodial agent of Sumitomo for the Pledged Bonds, the interest thereon and all proceeds thereof. Upon any drawing under the Letter of Credit for the purchase price of the Bonds, the Trustee. shall deliver such Pledged Bonds to the Custodian, and the Custodian hereby accepts such appointment and agrees to perform as custodial agent for Sumitomo and to hold Pledged Bonds on behalf of Sumitomo in accordance with the provisions of this Pledge Agreement. Upon receipt of such Bonds, the Custodian shall notify the Remarketing Agent and the Company (by telecopier or other electronic communication) that Bonds equal to the portion of the purchase price attributable to principal are being held by the Custodian for Sumitomo pursuant to this Pledge Agreement.

          (b) Unless otherwise directed by Sumitomo (but subject to the provisions of Section 11 hereof), the Custodian shall cause either (A) any Pledged Bonds which have not been remarketed in accordance with the Remarketing Agreement to be registered by the Trustee in the name of Sumitomo or its nominee or (B) if DTC is the registered owner of all Bonds, any Pledged Bonds which have not been remarketed in accordance with the Remarketing Agreement to be registered in the name of DTC with Sumitomo's or its nominee's beneficial ownership interest of such Pledged Bonds recorded by DTC on its books. The Company hereby agrees that it will execute and deliver such documents and take such steps as Sumitomo may reasonably request in order to perfect and maintain perfected Sumitomo's security interest in the Collateral.

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          (c) The Company irrevocably  constitutes and appoints the Custodian as its attorney to cause the transfer of any Pledged Bonds on the books kept for the registration thereof and authorizes the Custodian to deliver Pledged Bonds to the Trustee for reregistration, if appropriate, and delivery in accordance with the terms of this Pledge Agreement.

          (d) The fees of the Custodian, if any, in connection with this Pledge Agreement shall be for the account of the Company.

     4. Payments on the Bonds: Voting Rights.

          (a) If, while this Pledge Agreement is in effect, the Company shall become entitled to receive or shall receive any payment, including, without limitation, any payment of principal, premium, interest or proceeds of sale, in respect of the Pledged Bonds, such payment shall be subject to this Pledge Agreement. Any such payment shall be made directly to Sumitomo, and, in the event any such payment is received by the Company, the Company agrees to accept the same as Sumitomo's agent, to hold the same in trust on behalf of Sumitomo and to deliver the same forthwith to Sumitomo. AU sums of money so paid in respect of the Pledged Bonds which are received by the Company and paid to Sumitomo and all such amounts which shall be paid directly to Sumitomo by the Trustee shall be credited against the Obligations of the Company owed to Sumitomo. If the payments are in excess of the amounts owed to Sumitomo, Sumitomo shall return the excess to the Company.

          (b) During such time as Bonds are pledged to Sumitomo under the terms of this Pledge Agreement, Sumitomo shall be entitled to exercise all of the rights of an owner of Bonds with respect to voting, consenting and directing the Trustee as if Sumitomo were the owner of such Bonds, and the Company hereby grants and assign to Sumitomo all such rights.

     5. Collateral. The Pledged Bonds, all income therefrom and proceeds thereof are herein collectively sometimes called the "Collateral."

     6. Release of the Bonds.

          (a) Simultaneously with the receipt by the Custodian of the proceeds of sale of any Pledged Bonds which are remarketed in accordance with the Indenture and the Remarketing Agreement for a purchase price of not less than the principal amount thereof, Pledged Bonds in a principal amount equal to the purchase price shall be released from the lien of this Pledge Agreement and delivered at the direction of the Remarketing Agent. The Custodian agrees that the proceeds of such sale will be disbursed in accordance with the provisions of
Section 8.11 of the Indenture.


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          (b) Upon  receipt by the  Custodian of written  notice from  Sumitomo, which notice may be sent by telecopy if immediately confirmed in wilting, that Sumitomo has received payment or prepayment in full of all amounts owing under the Reimbursement Agreement, all such Pledged Bonds and any other Collateral pledged to Sumitomo then subject to the lien of this Pledge Agreement shall be released herefrom and registered in the name of and delivered to the Company or its order.

     7. Exculpatory Provisions. Neither the Custodian nor any of its offlcers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Pledge Agreement (except for its or each person's own gross negligence or willful misconduct), including any failure to correct or realize upon the Obligations or any Collateral, security or guaranty therefor or any part thereof The Company hereby indemnifies the Custodian from and against any and all claims, losses, damages, liabilities and expenses which may be imposed on, incurred by or asserted against the Custodian in any way related to or arising out of the subject matter of this Pledge Agreement (except for such claims, losses, damages, liabilities and expenses which arise out of the Custodian's gross negligence or willful misconduct). The Custodian undertakes to perform only such duties as are expressly set forth herein. The Custodian may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine- and to have been signed or presented by an Authorized Bank Representative; "Authorized Bank Representative" means any one of the persons at the time designated to act on behalf of Sumitomo by written certificate furnished to the Custodian, which certificate shall be substantially in the form set forth in Attachment A attached hereto and by reference made a part hereof, and may be changed from time to time by Sumitomo furnishing a new certificate to the Custodian. The Custodian may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Notwithstanding any provision to the contrary contained herein, the Custodian shall not be responsible for any act or failure to act absent its gross negligence or willful misconduct.

     8. Resignation or Removal of Custodian. The Custodian may resign and be discharged from its duties and obligations hereunder by giving at least thirty
(30) days' prior written notice of such resignation to Sumitomo, specifying the date on which such resignation is to take effect. Sumitomo, with the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required if an Event of Default (as defined in Section 9 hereof) has occurred and is continuing), may remove and discharge the Custodian from its duties and obligations hereunder by giving at least five (5) Business Days' prior written notice of such removal to the Custodian specifying the date on which such removal is to take effect.

     9. Event of Default. The term "Event of Default" as used in this Pledge Agreement shall mean (a) an Event of Default under and as defined in the Reimbursement Agreement or (b) (i) the failure by any of the parties hereto to comply with the provisions of Sections 3 or 6 hereof, (ii) the failure by the Company to perform or observe any covenant contained in Section 12 or 13 hereof,

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or (iii) any  representation or warranty made by the Company pursuant to Section
12 hereof proving to have been incorrect in any material respect when made.

     10. Rights of Sumitomo. Sumitomo shall not be liable for failure to collect or realize upon the Obligations or any Collateral or any security or other guarantee therefor, or any part thereof, or for any delay in so doing, nor shall either party be under any obligation to take any action whatsoever with regard thereto. If an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing, Sumitomo may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds pledged to Sumitomo as if Sumitomo were the holder and absolute owner thereof, upon such terms and conditions as Sumitomo may determine, all without liability except to account for Collateral or other property actually received by it, but Sumitomo shall not have any duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         11. Remedies. In the event any portion of the Obligations has been declared due and payable, Sumitomo may, with the prior written approval of the Company, forthwith collect, receive, appropriate and realize upon the Collateral pledged to it, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral pledged to it, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Sumitomo's branches, agencies or offices, or elsewhere upon such terms and conditions as Sumitomo and the Company may deem advisable and at such prices as Sumitomo and the Company may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Sumitomo upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral pledged to it and so sold, free of any right or equity of redemption in the Company which right or equity is hereby expressly waived or released. Sumitomo shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral pledged to it or in any way relating to the rights of Sumitomo hereunder, including reasonable attorneys' fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as Sumitomo may elect.

     12. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants that:

          (a) on the date of delivery to Sumitomo or to the Custodian for the account of Sumitomo of any Pledged Bonds described herein, the Company shall have taken no action which would create any right, title or interest in and to the Pledged Bonds in favor of the Remarketing Agent or the Trustee;

          (b) it has, and on the date of delivery to Sumitomo or to the Custodian for the account of Sumitomo of any Pledged Bonds will have, full power, authority and legal right

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to pledge all of Its  right,  title and  interest  in and to the  Pledged  Bonds pursuant to this Pledge Agreement;

          (c) this Pledge Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights a.-,id, to the extent that such instruments require or may require, enforcement by a court of equity, such principles of equity as the court having jurisdiction may impose;

          (d) no consent of any other party (including, without limitation, the creditors of the Company) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Company in connection with the execution, delivery or performance of this Pledge Agreement;

          (e) the execution, delivery and performance of this Pledge Agreement will not result in a material violation of any provision of any applicable law or regulation or of any order, judgment, writ, award or decree directly binding on the Company of any court, arbitrator or governmental authority, domestic or foreign, or of the Company's organizational documents, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Company is a party or which, to the best knowledge of the Company, purports to be binding upon the Company or upon any of its respective assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Company except as contemplated by this Pledge Agreement; and

          (f) the pledge, assignment and delivery of the Pledged Bonds pursuant to this Pledge Agreement will create a valid first lien on and a first perfected security interest in Sumitomo in all right, title or interest of the Company in or to such Bonds, and the income and proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Pledged Bonds. The Company covenants and agrees that it will defend Sumitomo's right, title and security interest in and to the Pledged Bonds and the income and proceeds thereof against the claims and demands of all persons whomsoever.

     13. No Disposition, Etc. The Company agrees that it will not, without the prior written consent of Sumitomo, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral (except as provided in Section 6 of this Pledge Agreement), nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Hen and security interest provided for by this Pledge Agreement.

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     14. Further  Assurances.  The Company agrees that at any time and from time to time, upon the written request of Sumitomo, the Company will execute and deliver such further documents and do such @er acts and perform all things as Sumitomo may reasonably request in order to effect the purposes of this Pledge Agreement.

     15. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. No Waiver: Cumulative Remedies. Sumitomo shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Sumitomo, and then only to the extent therein set forth. A waiver by Sumitomo of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Sumitomo would otherwise have on any further occasion. No failure to exercise nor any delay in exercising by Sumitomo of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     17. Waivers, Amendments: Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Sumitomo, the Company and the Custodian. This Pledge Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company and shall, together with the rights and remedies of Sumitomo, inure to the benefit of Sumitomo and its respective successors and assigns. THE OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     18. Term. This Pledge Agreement shall remain in full force and effect for so long as the Letter of Credit is in effect or any amount is owed to Sumitomo under this Pledge Agreement, the Reimbursement Agreement or any other Credit Documents, provided that in the event of the resignation or removal of the Trustee under the Indenture, the Custodian shall resign or be removed under this Pledge Agreement, and the successor Trustee appointed under the Indenture shall be appointed as the successor custodian under this Pledge Agreement.

     19. Notices. Unless otherwise provided for in this Pledge Agreement, any notice required or permitted to be given under this Pledge Agreement may be given by certified or registered mail, return receipt requested, or by, telecopy, charges prepaid, or by commercial overnight delivery service, prepaid, addressed:

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         If to the Company:

                  Advanced Aerodynamics and Structures, Inc.
                  3501 Lakewood Boulevard
                  Long Beach, California 90808
                  Attention:  Carl L. Chen, Ph.D.
                  Telecopy:   (562) 938-8620
                  Telephone:  (562) 938-8618

         If to the Custodian:

                  First Trust of California, National Association
                  One California Street, Fourth Floor
                  San Francisco, California 94111
                  Attention:  Corporate Trust Department
                  Telecopy:   (415) 273-4590
                  Telephone:  (415) 273-4576

         If to Sumitomo:

                  The Sumitomo Bank, Limited
                  Los Angeles Branch
                  777 South Figueroa Street, Suite 2600
                  Los Angeles, California 90017
                  Attention:  Manager - Structured Finance
                              and Financial Institutions Group
                  Telecopy:   (213) 623-6832
                  Telephone: (213) 955-0800

Any notice sent by mail shall be deemed given three (3) days after it is deposited in the mails. Any notice sent by telecopy shall be deemed given when sent. Any notice sent by commercial overnight delivery service shall be deemed given one (1) Business Day after it is deposited for delivery. Notwithstanding anything herein to the contrary, notices to release Bonds from Sumitomo to the Custodian may be made by telecopy and each such notice shall be promptly confirmed in writing as specified above.

     20. Execution in Counterparts. This Pledge Agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.



ADVANCED AERODYNAMICS AND
STRUCTURES, INC.


By:
         President
ATTEST:

By:
         Secretary

(SEAL)






THE SUMITOMO BANK, LIMITED


By:
         , Los Angeles Branch

FIRST TRUST OF CALIFORNIA,
NATIONAL ASSOCIATION,  as Custodian


By:
Its:



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                                  ATTACHMENT A
                                       TO
                                PLEDGE AGREEMENT

             CERTIFICATE DESIGNATING AUTHORIZED BANK REPRESENTATIVES

     The Sumitomo Bank, Limited, acting through its Los Angeles Branch ("Sumitomo"), hereby certifies to FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION (the "Custodian"), as custodian agent for Sumitomo in accordance with that certain Custody, Pledge and Security Agreement, dated as of August 1, 1997 among Advanced Aerodynamics and Structures, Inc., Sumitomo and the Custodian, that the "Authorized Bank Representatives' for Sumitomo from the date of this Certificate until the Custodian's receipt of a Certificate furnished in replacement hereof shall be the following individuals so designated below:

Name                                       Specimen Signature



     IN WITNESS WHEREOF, Sumitomo has executed this Certificate as of this lst day of August, 1997.

                                          THE SUMITOMO BANK, LIMITED


                                           By:
                                           Title:




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